NEWS RELEASE

Contacts:	Gregg Melnick Chief Financial Officer (973) 453-8780

Edward Nebb Comm-Counsellors, LLC (203) 972-8350

FOR IMMEDIATE RELEASE

PARTY CITY CORPORATION ANNOUNCES FORMATION OF
SPECIAL COMMITTEE TO EXPLORE STRATEGIC ALTERNATIVES;
NEW EXECUTIVE COMMITTEE FORMED;
NANCY PEDOT STEPS DOWN AS CHIEF EXECUTIVE OFFICER

     ROCKAWAY, New Jersey, March 30, 2005 – Ralph D. Dillon, Non-Executive Chairman of Party City Corporation (Nasdaq: PCTY), announced that the Company’s Board of Directors has formed a special committee to explore strategic alternatives and that it is hiring a financial advisor. Recently, the Company has received inquiries from more than one entity interested in engaging in a strategic combination with Party City.

     To explore these and other strategic alternatives, the Board of Directors of Party City has appointed a special committee consisting of certain of its independent directors. The Board of Directors has not agreed to accept any proposal or to take any other action with respect to any possible strategic transaction, and investors are cautioned that there can be no assurance that the consideration of strategic alternatives by the special committee will lead to any action by Party City, including a definitive proposal or agreement with respect to a strategic combination on terms that the Board of Directors believes will be in the best interests of the shareholders of Party City.

     The Company also has appointed a new executive committee consisting of Michael E. Tennenbaum, Vice-Chairman of the Board of Directors, Richard H. Griner, Chief Operating Officer, Lisa G. Laube, Chief Merchandising Officer, Gregg A. Melnick, Chief Financial Officer, and Steven Skiba, Chief Information Officer. This executive committee, chaired by Michael E. Tennenbaum, is charged with oversight of the operations of Party City and will be evaluating the Company’s business strategies and is likely to implement changes in the near term to certain elements of those strategies.

     In addition, the Company announced that Nancy Pedot has stepped down as Chief Executive Officer and as a member of the Board of Directors. Ms. Pedot will serve as a consultant to Party City on an as needed basis. Her responsibilities as Chief Executive Officer will be assumed by members of the newly formed executive committee. Ms. Pedot commented that, “The Board’s recent initiatives are likely to take the Company in a different strategic direction, which is their prerogative. For me personally, I believe this is an appropriate time to pursue other opportunities. I have enjoyed working with our terrific management team and am proud of all that we’ve accomplished together. I am confident that this team will serve the Company well.”

     Party City Corporation is America’s largest party goods chain. Party City currently operates 247 Company-owned stores and has 259 franchise stores in the United States and Puerto Rico. To learn more about Party City, visit the Company’s website at http://www.partycity.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the effect of price and product competition in the party goods industry in general and in our specific market areas, our ability to anticipate customer demand for products and to design and develop products that will appeal to our customers, our ability to open new stores successfully and/or to identify, execute and integrate acquisitions and to realize synergies, the availability and terms of capital to fund capital improvements, acquisitions and ongoing operations, our ability to manage successfully our franchise program, our ability to improve our fundamental business processes and reduce costs throughout our organization, our ability to attract and retain qualified personnel, changes in costs of goods and services and economic conditions in general. Please see our filings with the Securities and Exchange Commission for a more complete discussion and analysis of these and other risks and uncertainties. You are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release, and we have no obligation or intention to update or revise such forward-looking statements.

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